Exhibit 99.2

factsheet

INTAC International, Inc. and HowStuffWorks, Inc. announced a new partnership to create a new company HSW International, Inc., which will be a leading provider of high quality, editorially reviewed information to China’s Internet users, by leveraging an enormous and expanding digital content database.

A breakdown of the strategic partnership:

ticker	Not applicable.	NASDAQ: INTN FSE: WKN 805768

corporatehq	Atlanta, GA	Hong Kong, PRC

companyhistory	Founded in 1999. Subsidiary of The Convex Group.	Founded in 2000.

employees	80	130

description

HowStuffWorks is an online publishing company that provides objective, credible and useful information for people to learn about the world around them and make smart decisions. The company’s award-winning Web site is the ultimate source for in-depth, easy-to- understand explanations, expert product reviews, comprehensive buying guides and informational videos, simplifying thousands of topics in the areas of health, science, travel, automotive, electronics and consumer products, among others.

INTAC International is a leading provider of integrated educational and career development services as well as management software products for educational institutions in China. INTAC is also engaged in the distribution of premium brand wireless handset products.

ceos	Jeff Arnold is the founder and CEO of The Convex Group, which owns HowStuffWorks, Flexplay and LidRock. He also founded WebMD in 1998 and was CEO until October 2000.

Wei Zhou is INTAC’s founder and CEO. He has deep experience in distribution channel development in Asia and has successfully developed several strategic alliances in the Asia-Pacific region. He is a Chinese national and is fluent in several languages.

url	www.howstuffworks.com	www.intac-international.com.cn

aboutHSW International

HSW International combines HowStuffWorks’ dynamic technological platform, Internet expertise and expansive digital content resources with INTAC’s local market knowledge and relationships in the wireless, education and training sectors. This will allow HSW International to make high-quality, actionable information and resources available to Chinese consumers – from explanations and expert reviews to opinions and prices – and create an interactive media and service platform to provide a rich and contextual environment for companies to advertise to Chinese consumers. Under terms of the agreement between HSW International and HowStuffWorks, HSW International will have exclusive digital publishing rights to HowStuffWorks content in the Chinese market. These rights include access to HowStuffWorks articles, leading consumer review resources Consumer Guide® and Mobil Travel Guide® and over 350 writers and editors as well as content from an alliance with Publications International, Ltd. (PIL), the 30-year-old publisher of mass-market books that sells millions of reference books globally and has a product library of over 10,000 books and 1 million images. HSW International will localize existing content, produce compelling new content and make it accessible to Chinese consumers. Additionally, INTAC’s dual delivery of content through the Internet and wireless applications will allow consumers unlimited access to HowStuffWorks’ content.

HSW Internationalbenefits	For Users: • Credible, easy-to-use information to make informed decisions • Reference materials through PIL		For Companies: • Context for consumer brands • A rich media environment to advertise online in China
	• Expert reviews through Consumer Guide and Mobil Travel Guide		• Multiple channels to reach target audiences
	• Multiple channels to access content from online to wireless		• Informed consumers

HSW Internationalrevenues	The partnership will add Internet revenue streams including Advertising, Search, E-commerce, and Sponsorship to Intac’s current revenue from its current line of businesses.

chinaonline

China’s consumer technology market is one of the fastest growing in the world. Currently, there are approximately 111 million Internet users in China – second only to the U.S. – with 53% of users connected by broadband. The consumer e-commerce segment in China has great potential to grow. Getting information is currently among the primary purposes for accessing the Internet in China.

marketcomparison		U.S.	China
	Population	296 million	1.2 billion
	Internet Users *	203 million	103 million
	User Growth **	113%	357%

* As of Nov. 2005; ** 2000-2005

HSW Internationalownership

Under terms of the Agreement and Plan of Merger (the “Merger Agreement”) signed by the parties today, INTAC will merge with, and will become, a wholly-owned subsidiary of HSW International. Upon completion of the merger, all shareholders of INTAC will receive the right to exchange their INTAC shares for shares of common stock of HSW International, which will be publicly traded on NASDAQ. HowStuffWorks will contribute certain assets, properties and rights to HSW International in exchange for shares of common stock. As of the effective time of the merger, but prior to the completion of the purchase of shares by the financial investors (as described below) and issuance of certain additional shares and stock options pursuant to the Merger Agreement, 50 percent of HSW International will be owned by the shareholders of INTAC and 50 percent by HowStuffWorks.

In addition, INTAC’s largest institutional shareholder and Carl Icahn, an investor in HowStuffWorks, have each committed $10 million to purchase shares of common stock of HSW International. StuffWorks, LLC, formed by a group of current HowStuffWorks investors, will commit an additional $2.5 million to purchase shares of common stock of HSW International. This new capital, totaling $22.5 million, will allow HSW International to rapidly create a robust online business for the China market.

HSW Internationalleadership	Jeff Arnold will be Chairman of HSW International and Wei Zhou will be the CEO.

The HSW International Board of Directors will be comprised of seven members, with five, including Jeff Arnold, named by HowStuffWorks and two, including Wei
Zhou, named by INTAC. At least four of the directors will be independent.
Following the consummation of the transaction, HSW International’s headquarters will be located in Atlanta, GA and Hong Kong.

Forward-Looking Statements

This fact sheet contains “forward-looking statements,” including, among other statements, statements regarding the proposed business combination between INTAC and HSW International, Inc., and the anticipated consequences and benefits of such transaction. Statements made in the future tense, and words such as “anticipate”, “expect”, “project”, “believe”, “plan”, “estimate”, “intend”, “will”, “may” and similar expressions are intended to identify forward looking statements. These statements are based on current expectations, but are subject to certain risks and uncertainties, many of which are difficult to predict and are beyond the control of INTAC. Relevant risks and uncertainties include those referenced in INTAC’s filings with the Securities and Exchange Commission (“SEC”) (which can be obtained as described in “Additional Information” below), and include: general industry conditions and competition; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; governmental laws and regulations. Risks and uncertainties relating to the proposed transaction include: required regulatory approvals will not be obtained in a timely manner, if at all; the proposed transaction will not be consummated; the anticipated benefits of the proposed transaction will not be realized; and the integration of HSW International, Inc.’s operations with INTAC will be materially delayed or will be more costly or difficult than expected. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. INTAC assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

Additional Information

This fact sheet is not a substitute for the proxy statement/prospectus and any other documents INTAC and HSW International, Inc. would file with the SEC at an appropriate time. Investors and stockholders are urged to read such proxy statement/prospectus and any other such documents, when available, which would contain important information about the proposed transaction. The proxy statement/prospectus would be, and other documents filed or to be filed by INTAC and HSW International, Inc. with the SEC are or will be, available free of charge at the SEC’s website (www.sec.gov) or from INTAC by directing a request to: J. David Darnell, Senior Vice President and Chief Financial Officer of INTAC International, at 469/916-9881or david.darnell@intac-asia.com

INTAC is not currently engaged in a solicitation of proxies from the stockholders of INTAC or HSW International, Inc. in connection with the proposed business combination between INTAC and HSW International, Inc. If a proxy solicitation commences, INTAC, HSW International, Inc. and their respective directors, executive officers and other employees may be deemed to be participants in such solicitation. Information about INTAC’s directors and executive officers is available in INTAC’s proxy statement, dated January 30, 2006 for its 2006 annual meeting of stockholders. Additional information about the interests of potential participants will be included in the proxy statement/prospectus INTAC would file with the SEC at an appropriate time.